As filed with the Securities and Exchange Commission on August 30, 1995
                                              	Registration No. 33-_____________

                   	SECURITIES AND EXCHANGE COMMISSION
                          	WASHINGTON, D.C. 20549

                                 	FORM S-8

                        	REGISTRATION STATEMENT UNDER
                         	THE SECURITIES ACT OF 1933

                          	FIRST GEORGIA HOLDING, INC.
              	(Exact name of Registrant as specified in its charter)

            GEORGIA                                  58-1781773
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

               	1703 Gloucester Street, Brunswick, Georgia  31520
               	(Address of principal executive offices and zip code)

                        	FIRST GEORGIA HOLDING, INC.
                         	1995 STOCK INCENTIVE PLAN
                          	(Full Title of the Plan)


                          	Kathryn L. Knudson, Esq.
                     	Powell, Goldstein, Frazer & Murphy
                   	191 Peachtree Street, N.E., 16th Floor
                          	Atlanta, Georgia 30303
                   	(Name and address of agent for service)

                              	(404)  572-6600
     	(Telephone number, including area code, of agent for service)

                        	CALCULATION OF REGISTRATION FEE
	-------------------------------------------------------------------------------
                                       Proposed        Proposed
Title of                               Maximum         Maximum
Securities          Amount             Offering        Aggregate    Amount of
to be               to be              Price           Offering     Registration
Registered          Registered         Per Share       Price        Fee
- --------------------------------------------------------------------------------
Common 	            130,000	           $8.00(2)     	$1,040,000(3)   $358.62
Stock,	             shares
$1.00 par value
- --------------------------------------------------------------------------------
(1)	   Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the First
Georgia Holding, Inc. 1995 Stock Incentive Plan (the "Plan").  This
Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2)	   The average of the high and low prices of the Registrant's
Common Stock as reported by the Nasdaq National Market for August 29, 1995.
(3)	   The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the
Securities Act of 1933, as amended.

                                  	PART I

             	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


	The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the
"Securities Act").


                                  	PART II

             	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   	INCORPORATION OF DOCUMENTS BY REFERENCE.

    	The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1)    	The Registrant's Annual Report on Form 10-KSB for the
fiscal year ended September 30, 1994 (File No. 0-16657);

     (2)    	The Registrant's Quarterly Report on Form 10-QSB for
the quarter ended December 31, 1994 (File No. 0-16657);

    	(3)	    The Registrant's Quarterly Report on Form 10-QSB for
the quarter ended March 31, 1995 (File No. 0-16657);

    	(4)	    The Registrant's Quarterly Report on Form 10-QSB for
the quarter ended June 30, 1995 (File No. 0-16657);

    	(5)	    The description of the Registrant's Common Stock
contained in the Registrant's Registration Statement filed pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-16657).

	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.    	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

	The Registrant's Bylaws provide that directors and officers of the Registrant will be indemnified by the Registrant against all actual expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant to the extent they are successful on the merits of the case. Indemnification is permitted, but not required, in all other cases under the circumstances set forth in the Georgia Business Corporation Code and described above. A director or officer will not be entitled to indemnification if (i) such director or officer is adjudged guilty of or liable for gross negligence in the performance of his or her duties;
(ii) such director or officer is adjudged guilty of or liable for willful misconduct or criminal acts in connection with the performance of his or her duties; or (iii) the action or suit giving rise to the director's or officer's liability is settled in a way not meeting the requirements set forth in the Registrant's Bylaws. The Bylaws also provide that the right of directors and officers to indemnification is not exclusive of any other right now possessed or hereafter acquired under any statute, agreement or otherwise.

	The Registrant's Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant or its shareholders for breaches of their fiduciary duty as directors, except for (i) any appropriation, in violation of a director's duties, of any business opportunity of the Registrant; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability arising in connection with a director taking the types of actions described in Section 14-2-640(c), or any successor section thereto, of the Official Code of Georgia Annotated (pertaining to illegal distributions to shareholders); or (iv) any transaction from which a director derives an improper material tangible personal benefit. This provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Registrant).

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.   EXHIBITS.

	The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

EXHIBIT
  NO.                             					DESCRIPTION

4(a)	                         		Articles of Incorporation of the Registrant
                                (incorporated herein by reference to
                                Appendix B to the Proxy Statement and
                                Prospectus contained in the Registrant's
                                Registration Statement on Form S-4 as
                                filed with the Securities and Exchange
                                Commission on December 18, 1987
                                (Reg. No. 33-19150)).

4(b)			                         Bylaws of the Registrant

5                            			Opinion of counsel with respect to the
                                securities being registered.

23(a)                        			Consent of counsel (included in Exhibit 5).

23(b)                        			Consent of KPMG Peat Marwick LLP.

24                           			Power of Attorney (see signature pages to this
                                Registration Statement).


ITEM 9   UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

            		(1)	   To file, during any period in which offers or sales
        are being made, a post-effective amendment to this Registration
        Statement:

			                  (i)  To include any prospectus required by
                Section 10(a)(3) of the Securities Act;

                 			(ii)  To reflect in the prospectus any facts or
                events arising after the effective date of the Registration
                Statement (or the most recent post-effective amendment
                thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
                Registration Statement;

               			(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               		(2)	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               		(3)	To remove from registration by means of a
      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            	SIGNATURES

	Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brunswick, State of Georgia, on this the 30th day of August, 1995.

                                         							FIRST GEORGIA HOLDING, INC.


                                         							By:  HENRY S. BISHOP
                                             								Henry S. Bishop
                                                    	President


                         	POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Henry S. Bishop and G. F. Coolidge, III as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.


	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on August 30, 1995 by the following persons in the capacities indicated.


HENRY S. BISHOP           			President and Director (principal
Henry S. Bishop              executive officer)



B. W. BOWIE                  Director
B. W. Bowie


TERRY DRIGGERS               Director
Terry Driggers


ROY HODNETT                  Director
Roy Hodnett


HUBERT W. LANG, JR.          Director
Hubert W. Lang, Jr.


E. RAYMOND MOCK              Director
E. Raymond Mock


JAMES D. MOORE               Director
James D. Moore


WILLIAM P. PORTMAN           Director
William P. Portman


D. LAMONT SHELL              Director
D. Lamont Shell


G. F. COOLIDGE, III          Senior Vice President and Chief
G. F. Coolidge, III          Financial Officer (principal financial and
                             accounting officer)



	EXHIBIT INDEX

EXHIBIT                                                                PAGE
  NO.                          DESCRIPTION                              NO.

4(a) Articles of Incorporation of the Registrant (incorporated herein by reference to Appendix B to the Proxy Statement and Prospectus contained in the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on December 18, 1987 (Reg. No. 33-19150)).


4(b)           Bylaws of the Registrant                                   9

5              Opinion of counsel with respect to the securities
               being registered.                                       	10

23(a)          Consent of counsel (included in Exhibit 5).              11

23(b)          Consent of KPMG Peat Marwick LLP, independent
               accountants.                                             12

24 Power of Attorney (see signature pages to this Registration Statement).









                                  EXHIBIT 4(b)


 	Changes from Meeting of September 19, 1994:

                                   	BY-LAWS

                           	FIRST GEORGIA HOLDING, INC.

                                    	INDEX


     PAGE


ARTICLE ONE-OFFICES........................................    4

ARTICLE TWO- SHAREHOLDERS' MEETING.........................    4

     2.1  Annual Meeting...................................    4

     2.2  Special Meetings.................................    4

     2.3  Place............................................    4

     2.4  Notice...........................................    4

     2.5  Quorum...........................................    5

     2.6  Proxies; Required Vote...........................    5

     2.7  Presiding Officer and Secretary..................    5

     2.8  Shareholder List.................................    5

     2.9  Action in Lieu of Meeting........................    5

ARTICLE THREE-DIRECTORS....................................    6

     3.1  Management.......................................    6

     3.2  Number of Directors..............................    6

     3.3  Vacancies........................................    6

     3.4  Election of Directors...........................     6

     3.5  Removal..........................................    6

     3.6  Resignation......................................    6

     3.7  Compensation.....................................    7

     3.8  Honorary and Advisory Directors..................    7

     3.9  Retirement Age of Directors......................    7

ARTICLE FOUR-COMMITTEES..................................     7

     4.1  Executive Committee.............................    8

     4.2  Other Committees................................    8

     4.3  Removal.........................................    9

ARTICLE FIVE-MEETINGS OF THE BOARD OF DIRECTORS...........    9

     5.1  Time and Place..................................    9

     5.2  Regular Meetings................................    9
     5.3  Special Meetings................................    9
     5.4  Content and Waiver of Notice....................    9

     5.5  Quorum; Participation by Telephone..............    9

     5.6  Action in Lieu of Meeting.......................    10

     5.7  Interested Directors and Officers...............    10

ARTICLE SIX-OFFICERS, AGENTS, AND EMPLOYEES...............    10

     6.1  General Provisions..............................    10

     6.2  Powers and Duties of the Chairman of the
          Board and the President.........................    11
     6.3  Powers and Duties of Vice Presidents............    12

     6.4  Powers and Duties of the Secretary..............   12

     6.5  Powers and Duties of the Treasurer..............   12

     6.6  Appointment, Powers and Duties of
          Assistant Secretaries...........................   12

     6.7  Appointment, Powers and Duties of
          Assistant Treasurers............................   13

     6.8  Delegation of Duties............................   13

ARTICLE SEVEN-CAPITAL STOCK...............................   13

     7.1  Certificates....................................   13

     7.2  Shareholder List................................   14

     7.3  Transfer of Shares.............................   14

     7.4  Record of Dates................................   14
     7.5  Registered Owner...............................   15

     7.6  Transfer Agent and Registrars..................   15

     7.7  Lost Certificates..............................   15

     7.8  Fractional Shares or Scrip.....................   15

ARTICLE EIGHT-BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS.   16

     8.1  Inspections of Books and Records................  16

     8.2  Seal............................................  17

     8.3  Annual Statements...............................  17

ARTICLE NINE-IDENTIFICATION...............................  17

     9.1  Permissive Indemnification......................  17
     9.2  Permissive Indemnification-Derivative Actions...  18
     9.3  Mandatory Indemnification.......................  18
     9.4  Standard of Conduct.............................  18
     9.5  Expenses Advanced...............................  18
     9.6  Indemnification Not Exclusive...................  19
     9.7  Insurance.......................................  19
     9.8  Shareholder Notification........................  19
     9.9  Survival of Indemnification.....................  20

ARTICLE TEN-NOTICES; WAIVERS OF NOTICE....................  20

    10.1  Notices.........................................  20

    10.2  Waivers of Notice...............................  20

ARTICLE ELEVEN-EMERGENCY POWERS...........................  20

    11.1  Bylaws..........................................  20

    11.2  Lines of Succession.............................  21

    11.3  Head Office.....................................  21

    11.4  Period of Effectiveness.........................  21

    11.5  Notices.........................................  21

    11.6  Officers as Directors Pro Tempore...............  21

    11.7  Liability of Officers, Directors and Agents.....  21

ARTICLE TWELVE-CHECKS, NOTES, DRAFTS, ETC.................. 21

ARTICLE THIRTEEN-AMENDMENTS................................ 22







BY LAWS
	OF
	FIRST GEORGIA HOLDING, INC.


	ARTICLE ONE
	OFFICES

     The corporation shall at all times maintain its principal office in Brunswick, Georgia, its registered office in the State of Georgia and its registered agent at that address, but it may have other offices within or outside the State of Georgia as the Board of Directors may determine.

	ARTICLE TWO
	SHAREHOLDERS' MEETINGS

     2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within six
(6) months after the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

     2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the corporation's Board of Directors, its President, and by the corporation upon the written request of any three or more shareholders, owning an aggregate of not less than twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

     2.3  Place.  Annual or special meetings  of
shareholders may be held within or without the State of Georgia.

     2.4  Notice.  Notice of annual or special
shareholders meetings stating the place,day, and hour of the meeting shall be given in writing not less than ten (10) nor more than fifty (50) days before the date of the meeting, either mailed to the last known address or personally given to each shareholder.
Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting



                          	4
or the business transacted, unless one of the purposes of the meeting concerns a plan or merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

     2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

    2.6 PROXIES; REQUIRED VOTE. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these By-laws.

   2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President
, or, if such officers shall not be present, then the person appointed by one of them shall preside. The
Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

   2.8 Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

   2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and upon compliance with any further requirements of law pertaining to such consents.





	ARTICLE THREE
	DIRECTORS

   3.1 Management. Subject to these By-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

   3.2 Number of Directors. The Board of Directors shall consist of no fewer than seven and no more than fifteen members.

   3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of such
 Director's term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

   3.4  Election of Directors.  The Board of
Directors, when it consists of nine or more members, shall be divided into three (3) classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each Director in Class I shall be elected to an initial term of one (1) year, each Director in Class II shall be elected to an initial term of two (2) years and each Director in Class III shall be elected to an initial term of three
(3) years, and each Director shall serve until the election and qualification of his successor or until his or her earlier resignation, death, or removal from office. Upon the expiration of the initial terms of office for each Class of Directors, the Directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office.

   3.5 Removal. Any Director may be removed from office, at a meeting with respect to which notice of such purpose is given (a) without cause, only upon the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of the corporation, and (b) with cause, only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the corporation.

   3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender.



A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.

   3.7 Compensation. Directors may be allowed such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors.

   3.8 Honorary and Advisory Directors.  When a
Director of the corporation retires under the retirement policies of the corporation as established from time to time by the board of Directors, such Director automatically shall become an Honorary
Director of the corporation following his retirement.
 The Board of Directors of the corporation following also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided in Section
3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a Director, or otherwise be deemed a Director.

    3.9 Retirement Age of Directors. No person 75 years of age or above shall be eligible for election, reelection, appointment or reappointment to the Board of the Corporation. No Director shall serve as such beyond the annual meeting of the Corporation immediately following the Director becoming aged 75, except that a Director serving on the date these Bylaws are amended may complete the term as a Director. Such person having reached the age of 75 shall automatically become a Director Emeritus. A
Director of the Corporation may opt to retire at age
70, and shall automatically become a Director
Emeritus.

	ARTICLE FOUR
	COMMITTEES

    4.1 Executive Committee.  (a) The Board of
Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more Directors. Each Executive
Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member's successor is elected and qualified, or until the member's death, resignation or removal, or until the member shall cease to be a director.

    (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors;
provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive
Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the Articles of Incorporation or By-laws of the corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or
(iv) a voluntary
dissolution of the corporation of the revocation of any such voluntary dissolution.

    (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive
Committee may be held at such place or places, within or without the State of Georgia, as the Executive
Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

    (d) The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive
Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

   (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

   (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

   4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

    4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

	ARTICLE FIVE
	MEETINGS OF THE BOARD OF DIRECTORS

    5.1 Time and place. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia. Each newly elected
Board of Directors shall meet immediately following the close of the annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the Directors. In any such case, no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

   5.2 Regular Meetings.  Regular meetings of the
Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

   5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than three days' notice by mail, telegram, cablegram, personal delivery or telephone to each Director and shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

   5.4 Content and waiver of notice. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in persons at any such meeting shall constitute a waiver of notice thereof.

   5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-laws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting at which the adjournment is taken.

    5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

    5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors of officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee, by the affirmative votes of majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction has been disclosed to them; or
(c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, committee, or shareholders.
 Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

	ARTICLE SIX
	OFFICERS, AGENTS, AND EMPLOYEES

    6.1 General Provisions. The Officers of the corporation shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, one or more Vice Presidents, one or more Assistant
Secretaries, and one or more Assistant Treasurers.
The officers shall be elected by the Board of Directors at the first meeting of the shareholders in each year or shall be appointed as provided in these By-laws. The Board of Directors may elect other officers, agents, and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers,agents, and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delated to any officer, agent or employee as to persons under his direction or control
The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his duties.

   6.2 Powers and Duties of the Chairman of the Board and the President. The powers and duties of the Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these By-laws or by the Board of Directors.

   (a) The Chairman of the Board shall, in the absence of the President, preside at all meetings of the Board of Directors and at all meetings of the shareholders.

   (b) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. The President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The President shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. He or she shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He or she shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors by resolution from time to time, may confer like powers upon any other person or persons.

   6.3 Powers and Duties of Vice Presidents. Each Vice
President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these By-laws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

   6.4 Powers and Duties of the Secretary. The secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these By-laws, the secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

   6.5 Powers and Duties of the Treasurer. The
Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payment made to the corporation. The
Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

    6.6 Appointment, Powers, and Duties of assistant
Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors.
 In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary's power to act.
An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

   6.7 Appointment, Powers and Duties of Assistant
Treasurers.
Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant
Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer's power to act. An Assistant
Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

   6.8 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors(or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement, or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

	ARTICLE SEVEN
	CAPITAL STOCK

   7.1 Certificates. (a) The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

        (i) the name of this corporation;

       (ii) that the corporation is organized under the laws of the State of Georgia;

      (iii) the name or names of the person or persons to whom the certificate is issued;

       (iv)   the number and class of shares, and the
designation of the series, if any, which the certificate represents;

        (v) the par value of each share represented by such certificate, or a statement that the shares are without par value; and

     (vi)  if any shares represented by the
certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

     (b)  Each certificate shall be signed by the
President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

    7.2 Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

    7.3 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed upon compliance with the provisions of Section 7.7 of these By-laws.

    7.4 Record Dates. (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for a least ten days immediately preceding such meeting.

     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     7.5 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.6 Transfer Agent and Registrars. The Board of directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     7.7 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors,whereupon an appropriate new certificate may be used in lieu of the certificate alleged to have been lost, stolen or destroyed.

    7.8 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations, or reorganizations, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any right of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


	ARTICLE EIGHT
	BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

    8.1 Inspection of Books and Records. (a) Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of, or authorized in writing by the holders of record of, at least five
(5%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

    (b) Any inspection authorized above may be denied to shareholder or other person upon his refusal to furnish an affidavit that such inspection is for a proper purpose and is not desired for a purpose which is in the interest of a business or object other then the business of the corporation, that he has not within the five years preceding the date of the affidavit sold or offered for sale, and does not now intend to sell or offer for sale, any list of shareholders of the corporation or any other corporation and that he has not within said five-year period aided or abetted any other person to procure any list of shareholders for that purpose. The initiation of a tender offer or other offer to purchase shares shall not be deemed a proper purpose hereunder.


    (c) If the Secretary or a majority of the corporation's Board of Directors or Executive
Committee members find that the request is proper, the Secretary shall notify the shareholder within thirty days after receipt of said request of the time, which shall not be more than thirty days after such notification, and place at which the inspection may be conducted.

     (d) If said request is found by the secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder within thirty days after receipt of the request. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

    (e) The Secretary, the Board of Directors, and the
Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

    8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

    8.3 Annual Statements. Not later then four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:
        (a) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

        (b) A profit and loss statement showing the results of its operations during its fiscal year.
Upon written request, the corporation promptly shall mail any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

	ARTICLE NINE
 INDEMNIFICATION

    9.1 Permissive indemnification- Non-derivative
Actions.
Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any persons who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that (a) the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, (b) that the person had reasonable cause to believe that his or her conduct was unlawful.

    9.2 Permissive Indemnification-Derivative Actions.
 Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    9.3 Mandatory indemnification. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    9.4 Standard of Conduct. Except as provided in
Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 9.1 and 9.2.
Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

    9.5 Expenses Advanced. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final deposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Nine.

    9.6 Indemnification Not Exclusive. The
indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution, or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such by-law, resolution or agreement would be placed before the stockholders, both as to action by a director, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee, or agent pursuant to this Section
9.6 by the corporation for liability for (a) any appropriation, in violation of his duties of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law;
(c) the types of liability set forth in Section 14-2-
154 of the Georgia Business Corporation Code dealing with illegal or unauthorized (i) distributions of corporate assets, whether as dividends or in liquidation of the corporation, or otherwise, (ii) repurchases of stock or (iii) commencement of business; or (d) any transaction from which the director derived an improper personal benefit.

    9.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

    9.8 Shareholder Notification. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the stockholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three (3) months from the date of such payment, and, in any event, within 15 months from the date of such payment, send in accordance with Section 14-2-113 of the Official Code of Georgia annotated to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

    9.9 Survival of Indemnification. The
indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

	ARTICLE TEN
	NOTICES: WAIVERS OF NOTICE

    10.1 Notices. Except as otherwise specifically provided in these by-laws, whenever under the provision of these By -laws notice is required to be given to any shareholder, Director, or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, Director or officer at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

    10.2 Waiver of Notice. Except as otherwise provided in these By-laws, when any notice is required to be given by law, by the Articles of Incorporation or by these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.

	ARTICLE ELEVEN
	EMERGENCY POWERS

    11.1 By-Laws. The Board of Directors may adopt emergency by-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these By-laws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United
States or on a locality in which the corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency.

    11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

    11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     11.4 Period of Effectiveness. To the extent not inconsistent with any emergency by-laws so adopted, these By-laws shall remain in effect during any such emergency and upon its termination, the emergency by-laws shall cease to be operative.

    11.5 Notices. Unless otherwise provided in emergency by-laws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

    11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.


    11.7 Liability of Officers, Directors, and Agents.
No officer, Director, agent or employee acting in accordance with any emergency by-law shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

	ARTICLE TWELVE
	CHECKS, NOTES, DRAFTS, ETC.

     Checks, notes, drafts, acceptance, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

	ARTICLE 13
	AMENDMENTS

     The By-laws of the corporation may be altered or amended and new by-laws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors;
provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the By-laws shall be given in the notice of meeting. The shareholders may provide by resolution that any By-law provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted, or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to By-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to By-laws shall be taken by an affirmative vote of a majority of all Directors then holding office.

































EXHIBIT 5


Powell, Goldstein, Frazer & Murphy
191 Peachtree Street, N.E.
Atlanta, GA 30303
(404) 572-6600


	August 30, 1995







First Georgia Holding, Inc.
1703 Gloucester Street
Brunswick, Georgia  31521

	Re:	Registration Statement on Form S-8
		First Georgia Holding, Inc.
		1995 Stock Incentive Plan

Ladies and Gentlemen:

	We have served as counsel for First Georgia Holding, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 130,000 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company pursuant to the First Georgia Holding, Inc. 1995 Stock Incentive Plan (the "Plan").

	We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

	We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

	Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

1.	    The Shares have been duly authorized; and

2.    	Upon the issuance and delivery of the Shares payment
       therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                       						Very truly yours,


              					 POWELL, GOLDSTEIN, FRAZER & MURPHY





	EXHIBIT 23(b)



The Board of Directors
First Georgia Holding, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of First Georgia Holding, Inc. Stock Incentive Plan of our report dated November 4, 1994, relating to the consolidated balance sheets of First Georgia Holding, Inc. and subsidiary as of September 30, 1994, and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1994, which report appears in the September 30, 1994 annual report on Form 10-K of First Georgia
Holding, Inc.



KPMG PEAT MARWICK LLP
Atlanta, Georgia
August 28, 1995